CUSIP No. 03782L101

EXHIBIT A

TRANSACTIONS EFFECTED SINCE THE FILING OF AMENDMENT NO. 42 TO THE SCHEDULE 13D

The below transactions in the Common Stock were traded in the ordinary course on the NASDAQ Stock Market, other than those denoted with an asterisk, which were block trades.

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Qualified Master Fund, LP and effected the below transaction.

Transaction Date	Transaction Type	Amount of Securities		Price Per Share
08/07/2024	Purchase	146,266		$27.11	(1)
08/08/2024	Purchase	12,936		$27.66	(2)
08/08/2024	Purchase	35,267		$28.34	(3)
08/09/2024	Purchase	72,193		$28.15	(4)
08/12/2024	Purchase	51,100		$27.92	(5)
08/13/2024	Purchase	19,249		$28.88	(6)
08/13/2024	Purchase	110,092		$29.81	(7)
08/13/2024	Purchase	240,971	*	$29.55
08/14/2024	Purchase	23,688		$30.07	(8)
08/14/2024	Purchase	240,905	*	$30.05
08/15/2024	Purchase	33,544		$30.62	(9)
08/15/2024	Purchase	241,002	*	$30.50

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Capital, LP and effected the below transaction.

Transaction Date	Transaction Type	Amount of Securities		Price Per Share
08/07/2024	Purchase	3,734		$27.11	(1)
08/08/2024	Purchase	482		$27.66	(2)
08/08/2024	Purchase	1,315		$28.34	(3)
08/09/2024	Purchase	2,807		$28.15	(4)
08/12/2024	Purchase	1,900		$27.92	(5)
08/13/2024	Purchase	721		$28.88	(6)
08/13/2024	Purchase	4,125		$29.81	(7)
08/13/2024	Purchase	9,029	*	$29.55
08/14/2024	Purchase	895		$30.07	(8)
08/14/2024	Purchase	9,095	*	$30.05
08/15/2024	Purchase	1,253		$30.62	(9)
08/15/2024	Purchase	8,998	*	$30.50

(1)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $26.90 to $27.77. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(2)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $27.29 to $27.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(3)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $28.00 to $28.48. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(4)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $27.84 to $28.46. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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CUSIP No. 03782L101

(5)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $27.67 to $28.15. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(6)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $28.25 to $29.19. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(7)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $29.20 to $30.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(8)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $29.94 to $30.58. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(9)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $30.34 to $31.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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